LIST OF FUNDS

AMENDED SCHEDULE TO THE CUSTODIAN AGREEMENT

BETWEEN

CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES (“FUNDS”)

and BROWN BROTHERS HARRIMAN & CO.

The following is a list of Funds and their Series for which the Custodian serves under an Amended Custodian Agreement dated as of June 25, 2001 (the “Agreement”):

The following series of Vanguard Explorer Fund:
Vanguard Explorer Fund

The following series of Vanguard Fenway Funds:
Vanguard Equity Income Fund

The following series of Vanguard Horizon Funds:
Vanguard Global Equity Fund

The following series of Vanguard Index Funds:
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund

The following series of Vanguard Institutional Index Funds: Vanguard Institutional Total Stock Market Index Fund

The following series of Vanguard International Equity Index Funds: Vanguard Emerging Markets Stock Index Fund Vanguard European Stock Index Fund Vanguard FTSE All-World ex-US Index Fund Vanguard FTSE All-World ex-US Small-Cap Index Fund Vanguard Pacific Stock Index Fund Vanguard Total World Stock Index Fund

The following series of Vanguard Malvern Funds:
Vanguard Asset Allocation Fund
Vanguard Capital Value Fund
Vanguard U.S. Value Fund

The following series of Vanguard Montgomery Funds: Vanguard Market Neutral Fund

The following series of Vanguard Morgan Growth Fund: Vanguard Morgan Growth Fund

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     The following series of Vanguard STAR Funds: Vanguard Developed Markets Index Fund Vanguard Institutional Developed Markets Index Fund

The following series of Vanguard Specialized Funds: Vanguard Dividend Growth Fund Vanguard Energy Fund Vanguard REIT Index Fund

The following series of Vanguard Tax-Managed Funds: Vanguard Tax-Managed Capital Appreciation Fund Vanguard Tax-Managed Growth and Income Fund Vanguard Tax-Managed International Fund Vanguard Tax-Managed Small-Cap Fund

The following series of Vanguard Trustees’ Equity Fund: Vanguard Diversified Equity Fund Vanguard International Value Fund

The following series of Vanguard Valley Forge Funds: Vanguard Managed Payout Growth Focus Fund Vanguard Managed Payout Growth and Distribution Fund Vanguard Managed Payout Distribution Focus Fund

The following series of Vanguard Variable Insurance Funds: Equity Income Portfolio International Portfolio Total Stock Market Index Portfolio

The following series of Vanguard Whitehall Funds: Vanguard Mid-Cap Growth Fund

The following series of Vanguard Windsor Funds: Vanguard Windsor Fund Vanguard Windsor II Fund

     The following series of Vanguard World Fund: Vanguard Consumer Discretionary Index Fund Vanguard Consumer Staples Index Fund Vanguard Energy Index Fund Vanguard Financials Index Fund Vanguard Health Care Index Fund Vanguard Industrials Index Fund Vanguard Information Technology Index Fund Vanguard Materials Index Fund Vanguard Mega Cap 300 Index Fund Vanguard Mega Cap 300 Growth Index Fund Vanguard Mega Cap 300 Value Index Fund Vanguard Telecommunication Services Index Fund Vanguard U.S. Growth Fund Vanguard Utilities Index Fund

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IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed in its name and on behalf of such Funds on September 3, 2009.

FUNDS

By: _ /s/ Jean E. Drabick

Name: Jean E. Drabick

Title: Asst. Treasurer

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Patricia R. Fallan

Name: __ Patricia R. Fallan

Title: Managing Director

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